Exhibit 23(b)



                AMOCO EMPLOYEE SAVINGS PLAN


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9798) of BP Amoco p.l.c. of our report dated June 15, 1998 relating to the financial statements of the Amoco Employee Savings Plan, which appears in this Form 11-K.







PricewaterhouseCoopers LLP

Chicago, IL
June 23, 1999

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